EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495 (wireless)

UBIQUITEL REPORTS SECOND QUARTER 2005 RESULTS

CONSHOHOCKEN, Pa. – August 8, 2005 – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint (NYSE: FON), today reported financial and operating results for the quarter ended June 30, 2005.

Highlights for the 2nd Quarter 2005:

•                  Adjusted EBITDA in the second quarter 2005 grew 68% to approximately $29.2 million from the same period a year ago, which is expected to lead the wireless industry for the sixth consecutive quarter in growth rate.  Adjusted EBITDA margin grew to 29% in the second quarter 2005 from 26% in the first quarter 2005 and 20% in the second quarter 2004.

•                  Service revenues in the second quarter 2005 grew 19% to approximately $101.5 million from the same period a year ago.

•                  Net subscriber additions for the quarter were approximately 14,600, bringing total subscribers, excluding resellers, to approximately 423,600.  Churn improved to 2.3% from 2.6% in the first quarter 2005 and 2.7% in the second quarter 2004.

“We continue to leverage operating scale within our business as reflected by the increase in Adjusted EBITDA margin to 29%.  We expect to expand our Adjusted EBITDA margin above 30% in 2006 and beyond,” said Donald A. Harris, chairman and CEO of UbiquiTel Inc.

Total revenues were approximately $106.2 million for the second quarter 2005, comprised of $69.9 million of subscriber revenues, $31.6 million of roaming and wholesale revenues and $4.7 million of equipment revenues.  Subscriber revenues increased 13% from the second quarter 2004. Roaming and wholesale revenues increased 34% over the same period.  Operating income for the quarter was $14.7 million, compared to $3.4 million in the second quarter 2004.  Net income for the second quarter 2005 was $4.4 million, or $0.04 per diluted share, compared to a net loss of $(6.9) million, or $(0.07) per share, in the second quarter 2004.

Conference Call to be held August 9th at 10:30 a.m. ET

UbiquiTel’s management will conduct a conference call on Tuesday, August 9, at 10:30 a.m., Eastern Time, to discuss its results for the quarter ended June 30, 2005 and 2005 guidance.  Investors and interested parties may listen to the call via a live webcast accessible through the company’s website, www.ubiquitelpcs.com.  To listen, please register and download audio software at the site at least 15 minutes prior to the start of the call.  The call may be accessed by dialing (866) 831-6234 (domestic) or (617) 213-8854 (international), passcode:  33294048.  The webcast will be archived on the site, while a telephone replay of the call will be available for 7 days beginning at 12:30 p.m., Eastern Time, August 9, at 888-286-8010 or 617-801-6888, passcode: 11308491.

-more-

SUMMARY OF QUARTERLY OPERATING AND FINANCIAL METRICS*:

	Q2 2005	Q1 2005	Q2 2004

Net additions	14,600	14,400	16,900
Churn	2.3%	2.6%	2.7%
Ending subscribers	423,600 **	412,900	365,900
Penetration-Covered POPs	5.1%	5.0%	4.6%
Reseller subscribers	120,600**	112,200	46,900
ARPU	$56	$55	$58
CPGA	$517	$497	$471
CCPU	$40	$40	$43
Adjusted EBITDA	$29.2 million	$24.6 million	$17.4 million
Capital expenditures	$20.1 million	$10.0 million	$10.5 million
Free cash flow	$4.4 million	$(7.9) million	$3.7 million
Covered POPs	8.3 million	8.3 million	7.9 million
Minutes of use per subscriber	1,009	941	909
System minutes	1,491 million	1,378 million	1,121 million
Reseller minutes	90 million	91 million	26 million
Roaming minutes-Inbound	334 million	314 million	277 million
Roaming minutes-Outbound	192 million	172 million	160 million
Roaming inbound to outbound ratio	1.7 to 1	1.8 to 1	1.7 to 1

*	All metrics are reported exclusive of reseller activities except where noted.
**	Adjusted to reflect reclassification of approximately 3,900 subscribers to resellers.

Recent Development

On July 12, 2005, UbiquiTel Inc. and its subsidiary UbiquiTel Operating Company (together, “UbiquiTel”) filed a complaint against Sprint Corporation and certain of its subsidiaries (collectively, “Sprint”), and Nextel Communications, Inc. (“Nextel”) in the Delaware Chancery Court. The complaint alleges that, following the consummation of the anticipated merger between Sprint Corporation and Nextel, Sprint will breach the exclusivity provisions of the management agreement between UbiquiTel and Sprint and that Nextel improperly interfered with UbiquiTel’s exclusive rights under the management agreement.  The complaint further alleges that Sprint and Nextel conspired to deprive UbiquiTel of the exclusivity commitments in the management agreement and to use UbiquiTel’s confidential business information to advantage Nextel’s business, which is directly competitive with UbiquiTel.  The complaint seeks, among other things, a court order requiring Sprint and Nextel to comply with the exclusivity provisions of the management agreement and prohibiting Sprint and Nextel from violating those provisions.  A copy of the complaint was filed as Exhibit 99.1 to UbiquiTel’s Current Report on Form 8-K dated July 12, 2005 filed with the Securities and Exchange Commission.  On July 29, 2005, UbiquiTel entered into a forbearance agreement with Sprint relating to this ongoing litigation.  The forbearance agreement sets forth UbiquiTel’s agreement not to seek certain injunctive or equitable relief in the ongoing litigation under certain circumstances and contemplates the parties proceeding directly to a trial relating to UbiquiTel’s request for a permanent injunction and other relief, which is expected to begin the week of December 19, 2005.  The agreement also sets forth Sprint’s agreement as to certain parameters for the operations of Nextel’s wireless business in the territories operated by UbiquiTel following the merger involving Sprint Corporation and Nextel, in each case during the period of time that the agreement remains in effect.  A copy of the forbearance agreement was filed as Exhibit 99.1 to UbiquiTel’s Current Report on Form 8-K dated July 29, 2005 filed with the Securities and Exchange Commission.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.8 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana, Kentucky and Tennessee.

-more-

About Sprint

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

Financial Measures and Definitions of Terms Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance.  In addition, the company uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-GAAP financial measures reflect industry measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes.  The reconciliation of the non-GAAP financial measures with comparable measures under GAAP and the determination of non-financial metrics used in this release are included in an attachment to this release.  Because the company does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.  The non-financial metrics and non-GAAP financial measures used in this release include the following:

Churn is the monthly rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period. Churn is computed by dividing the number of customers that discontinued service during the month, net of 30 day returns, by the beginning customer base for the period.

ARPU is average revenue per user and summarizes the average monthly service revenue per customer, excluding roaming and wholesale revenue. ARPU is computed by dividing subscriber revenue by the average subscribers for the period.  The company believes ARPU is a useful measure to assist in evaluating the company’s past and forecasting its future subscriber revenue. In addition, it provides a gauge to compare the company’s subscriber revenue to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.

CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is computed by adding the statement of operations components of selling and marketing and the cost of products sold, and reducing that amount by the equipment revenue recorded. The net result of these components is then divided by the gross customers acquired during the period.  The company believes CPGA is a useful measure used to compare the company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of cost of products sold net of the equipment revenues earned is critical to the company’s understanding of how much it costs the company to acquire a new customer.

CCPU is cash cost per user and summarizes the average monthly cash costs to provide digital wireless mobility communications services per customer.  CCPU is computed by dividing the sum of cost of service and operations and general and administrative expenses by the average subscribers for the period.  The company’s calculation of CCPU excludes depreciation, amortization and accretion expenses. The company believes CCPU is a useful measure used to compare the company’s cash cost of operations per customer to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.

Adjusted EBITDA represents net income (loss) before income tax expense, gain on debt retirements, interest expense, interest income, depreciation, amortization and accretion and non-cash compensation expense. The company believes Adjusted EBITDA is an important operating measure for comparability to other wireless companies and it is not intended

-more-

to represent the results of the company’s operations in accordance with GAAP. Adjusted EBITDA should not be considered as a substitute for net income, income from operations, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Additionally, the company’s Adjusted EBITDA computation may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by service revenues.

Free cash flow summarizes the cash flow from operating activities and capital expenditures and is computed by adding net cash provided by operating activities and capital expenditures. The company believes free cash flow is an important measure of liquidity to meet the company’s debt service requirements.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the potential impact of the pending Sprint-Nextel merger on UbiquiTel’s affiliation with Sprint as well as Sprint’s competitiveness in the wireless industry; the outcome of UbiquiTel’s, and any other PCS affiliate of Sprint’s, litigation with Sprint concerning the pending Sprint-Nextel merger; changes in Sprint’s affiliation strategy as a result of the pending Sprint-Nextel merger or any other merger involving Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming and wholesale revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

-Financial Tables Follow-

-more-

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	June 30, 2005	December 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$89,133	$91,781
Accounts receivable, net of allowance for doubtful accounts of $2,982 and $3,358 at June 30, 2005 and December 31, 2004, respectively	28,688	22,609
Inventory, net	3,629	4,025
Prepaid expenses and other assets	18,390	17,680
Total current assets	139,840	136,095
PROPERTY AND EQUIPMENT, NET	252,711	243,679
CONSTRUCTION IN PROGRESS	3,234	1,867
DEFERRED FINANCING COSTS, NET	10,070	10,868
GOODWILL	38,138	38,138
INTANGIBLES, NET	62,413	64,565
OTHER LONG-TERM ASSETS	2,241	2,595
Total assets	$508,647	$497,807
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$231	$223
Accounts payable	6,628	3,124
Accrued expenses	16,360	18,824
Accrued compensation and benefits	2,718	4,591
Interest payable	13,825	13,825
Taxes payable	2,694	2,672
Deferred revenue	12,413	12,274
Other	2,221	1,501
Total current liabilities	57,090	57,034

LONG-TERM LIABILITIES, EXCLUDING CURRENT MATURITIES	423,659	423,893
OTHER LONG-TERM LIABILITIES	13,483	11,462
Total long-term liabilities	437,142	435,355
Total liabilities	494,232	492,389
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at June 30, 2005 and December 31, 2004	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 93,478 and 93,016 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	47	46
Additional paid-in-capital	305,990	303,830
Accumulated deficit	(291,622)	(298,458)
Total stockholders’ equity	14,415	5,418
Total liabilities and stockholders’ equity	$508,647	$497,807

UbiquiTel Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
REVENUES:
Subscriber revenue	$69,895	$61,974	$136,787	$118,545
Roaming and wholesale revenue	31,613	23,515	61,219	44,382
Service revenue	101,508	85,489	198,006	162,927
Equipment revenue	4,685	3,192	8,118	7,064
Total revenues	106,193	88,681	206,124	169,991
COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation, amortization and accretion as shown separately below)	45,239	42,030	89,245	81,168
Cost of products sold	9,922	8,919	20,307	18,134
Selling and marketing	16,885	15,852	32,811	32,829
General and administrative	4,953	4,511	9,941	8,894
Non-cash compensation	1,603	226	1,082	226
Depreciation, amortization and accretion	12,878	13,705	25,035	26,635
Total costs and expenses	91,480	85,243	178,421	167,886
OPERATING INCOME	14,713	3,438	27,703	2,105
INTEREST INCOME	619	140	1,145	275
INTEREST EXPENSE	(10,864)	(10,370)	(21,799)	(18,800)
GAIN ON DEBT RETIREMENT	40	—	40	1,109
INCOME (LOSS) BEFORE INCOME TAXES	4,508	(6,792)	7,089	(15,311)
INCOME TAX EXPENSE	(124)	(80)	(253)	(152)
NET INCOME (LOSS)	$4,384	$(6,872)	$6,836	$(15,463)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.05	$(0.07)	$0.07	$(0.17)
DILUTED	$0.04	$(0.07)	$0.07	$(0.17)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	93,319	92,717	93,212	92,648
DILUTED	98,820	92,717	98,680	92,648

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2005	2004
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,836	$(15,463)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	890	742
Amortization of debt discount	(62)	556
Amortization of intangible assets	2,152	2,152
Depreciation and accretion	22,883	24,483
Interest accrued on discount notes	—	6,184
Non-cash compensation from stock options granted to employees	1,082	226
Deferred income taxes	133	152
(Gain) loss on disposal of equipment	(207)	81
Gain on debt retirement	(40)	(1,109)
Changes in operating assets and liabilities exclusive of capital expenditures, net	(7,060)	5,321
Net cash provided by operating activities	26,607	23,325

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30,118)	(16,405)
Net cash used in investing activities	(30,118)	(16,405)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 9.875% senior notes	—	265,302
Repayments under senior secured credit facility	—	(230,000)
Repayment of 14% Series B senior discount notes	—	(12,478)
Purchase of 14% senior discount notes	(14)	(15,872)
Financing costs	(92)	(8,296)
Change in book cash overdraft	—	(5,671)
Proceeds from issuance of common stock	202	72
Proceeds from exercise of stock options	927	113
Repayment of capital lease obligations and other long-term debt	(111)	(178)
Repurchase of common stock	(49)	—
Net cash provided by (used in) financing activities	863	(7,008)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,648)	(88)
CASH AND CASH EQUIVALENTS, beginning of period	91,781	57,225
CASH AND CASH EQUIVALENTS, end of period	$89,133	$57,137

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$20,901	$3,573
Cash paid for taxes	142	25

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITY:
Network equipment acquired but not yet paid	$3,180	$—

UbiquiTel Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures and Determination of Non-Financial Metrics*

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
ADJUSTED EBITDA:
Net income (loss)	$4,384,000	$(6,872,000)	$6,836,000	$(15,463,000)
Income tax expense	124,000	80,000	253,000	152,000
Gain on debt retirement	(40,000)	—	(40,000)	(1,109,000)
Interest expense	10,864,000	10,370,000	21,799,000	18,800,000
Interest income	(619,000)	(140,000)	(1,145,000)	(275,000)
Depreciation, amortization and accretion	12,878,000	13,705,000	25,035,000	26,635,000
Non-cash compensation	1,603,000	226,000	1,082,000	226,000
Adjusted EBITDA	$29,194,000	$17,369,000	$53,820,000	$28,966,000

AVERAGE REVENUE PER USER (ARPU):
Subscriber revenues	$69,895,000	$61,974,000	$136,787,000	$118,545,000

Average subscribers	416,194	357,826	410,268	348,098

ARPU	$56	$58	$56	$57

CASH COST PER USER (CCPU):
Cost of service and operations	$45,239,000	$42,030,000	$89,245,000	$81,168,000
Add: General and administrative	4,953,000	4,511,000	9,941,000	8,894,000
Total cash costs	$50,192,000	$46,541,000	$99,186,000	$90,062,000

Average subscribers	416,194	357,826	410,268	348,098

CCPU	$40	$43	$40	$43

COST PER GROSS ADDITION (CPGA):
Selling and marketing	$16,885,000	$15,852,000	$32,811,000	$32,829,000
Add: Cost of products sold	9,922,000	8,919,000	20,307,000	18,134,000
Less: Equipment revenue	(4,685,000)	(3,192,000)	(8,118,000)	(7,064,000)
Total cost of gross additions	$22,122,000	$21,579,000	$45,000,000	$43,899,000

Gross additions	42,800	45,800	88,800	98,300

CPGA	$517	$471	$507	$447

FREE CASH FLOW:
Net cash provided by operating activities	$24,449,000	$14,145,000	$26,607,000	$23,325,000
Capital expenditures	(20,087,000)	(10,464,000)	(30,118,000)	(16,405,000)
Free cash flow	$4,362,000	$3,681,000	$(3,511,000)	$6,920,000

*

For reconciliation of non-GAAP financial measures and determination of non-financial metrics for the first quarter 2005, reference is made to UbiquiTel Inc.’s Current Report on Form 8-K dated May 2, 2005.